UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2018

THE NAVIGATORS GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor, Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 905-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events

On June 7, 2018, The Navigators Group, Inc. (the “Company”) completed the acquisition of Bracht, Deckers & Mackelbert NV (“BDM”), a specialty underwriting agency, and its affiliated insurance company, Assurances Continentales – Continentale Verzekeringen NV (“ASCO”).  Both companies are domiciled in Antwerp, Belgium. As part of the transaction, Navigators also acquired Canal Re SA, a Luxembourg reinsurance company that is a wholly-owned subsidiary of ASCO.  The acquisition was completed in accordance with the terms of the Share Purchase Agreement, entered into on December 15, 2017 by the Company and Ackermans & van Haaren NV, a Belgian limited liability company, SIPEF NV, a Belgian limited liability company, Mr. Jozef Gielen, an individual, and Kapimar Comm.V, a Belgian limited liability company (the “Purchase Agreement”), and follows the satisfaction of all conditions to the closing of the acquisition, including receipt of necessary regulatory approvals. Navigators paid EUR 35 million in cash as consideration for the acquisition.

The foregoing is a brief description of the acquisition and is not meant to be exhaustive and is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Report on Form 8-K filed on December 18, 2017 and is incorporated by reference herein.

On June 7, 2018, The Navigators Group, Inc. issued a press release announcing the completion of the acquisition.  The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

99.1	Press Release dated June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Emily B. Miner
Name : Emily B. Miner
Title: Senior Vice President and General Counsel

Date: June 7, 2018